UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2010

SUNESIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51531	94-3295878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 Oyster Point Boulevard, Suite 400 South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 266-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The Listing Qualifications Department, or the Staff, of The NASDAQ Stock Market notified us on March 31, 2010 that, for the previous 30 consecutive business days, the bid price of our common stock had closed below the minimum $1.00 per share requirement for continued inclusion on The NASDAQ Capital Market pursuant to NASDAQ Listing Rule 5550(a)(2), or the Rule. In accordance with NASDAQ Listing Rule 5810(c)(3)(A), we were given 180 calendar days, or until September 27, 2010, to regain compliance with the Rule.

On September 28, 2010, we received a second letter from the Staff notifying us of its determination that we had failed to regain compliance with the Rule by September 27, 2010, but that we met all other initial inclusion criteria for The NASDAQ Capital Market set forth in NASDAQ Listing Rule 5505. As a result, in accordance with NASDAQ Listing Rule 5810(c)(3)(A), we have been granted an additional 180 calendar days, or until March 28, 2011, to regain compliance with the Rule. If, at any time before March 28, 2011, the bid price of our common stock closes at $1.00 or more for a minimum of 10 consecutive business days as required under NASDAQ Listing Rule 5810(c)(3)(A), unless the Staff exercises its discretion to extend this 10-day period pursuant to NASDAQ Listing Rule 5810(c)(3)(F), the Staff will provide written notification to us that we comply with the Rule.

If we do not regain compliance with the Rule by March 28, 2011, the Staff will provide written notification to us that our common stock will be delisted. At that time, we may appeal the Staff’s delisting determination to a NASDAQ Hearings Panel, or the Panel. We would remain listed pending the Panel’s decision. There can be no assurance that, if we do appeal the delisting determination by the Staff to the Panel, that such appeal would be successful.

A copy of the press release disclosing receipt of the NASDAQ letter is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated September 29, 2010, entitled “Sunesis Granted 180-Day Extension by NASDAQ to Regain Compliance with Minimum Bid Price Rule.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNESIS PHARMACEUTICALS, INC.

Dated: September 30, 2010
	By:	/S/ DANIEL N. SWISHER, JR.
Daniel N. Swisher, Jr.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated September 29, 2010, entitled “Sunesis Granted 180-Day Extension by NASDAQ to Regain Compliance with Minimum Bid Price Rule.”